

Cloud Peak Energy Inc.
And Its Subsidiaries
July 1, 2016
All ownership percentages are 100% unless otherwise stated
Cloud Peak Energy Inc. (Sole Managing Member)
Cloud Peak Energy Resources LLC (Managing Member)
99.8%
99.8%
100%
99.8%
100%
100%
33.33%
Caballo Rojo Holdings LLC (Sole Member)
0.2%
Cordero Mining Holdings LLC (Sole Member)
0.2%
Cloud Peak Energy Services Company
0.2%
NERCO LLC (Sole Member)
Cloud Peak Energy Finance Corp.
Cloud Peak Energy Receivables LLC
Wyoming Quality Healthcare Coalition, LLC
Caballo Rojo LLC
Cordero Mining LLC (Sole Member)
Cordero Oil and Gas LLC
100%
NERCO Coal LLC (Sole Member)
100%
Cloud Peak Energy Logistics LLC (Sole Member)
Big Metal Coal Co. LLC
Antelope Coal LLC
Kennecott Coal Sales LLC
Prospect Land and Development LLC
Spring Creek Coal LLC
Sequatchie Valley Coal Corporation
Cloud Peak Energy Logistics I LLC
49%
Pacific International Terminals, LLC
Arrowhead I LLC (Sole Member)
Western Minerals LLC
Resource Development LLC
NERCO Coal Sales LLC
50%
Venture Fuels Partnership
57.42%
Arrowhead II LLC (Sole Member)
Arrowhead III LLC (Sole Member)
Youngs Creek Holdings I LLC
Youngs Creek Holdings II LLC
50%
50%
The Interstate Ditch Company
2.26%
Youngs Creek Mining Company, LLC
Denotes non-controlled non-profit corporation
Denotes non-controlled partnership or joint venture